UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2013 (November 18, 2013)

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 18, 2013, a putative class action complaint filed against the Company and current and former members of its board of directors (“the Defendants”) was dismissed with prejudice for failing to state a claim that would entitle the plaintiffs to relief. As previously reported by the Company, the complaint was brought in the United States District Court for the Northern District of Illinois (Case No. 13 C 3128), seeking damages on behalf of all persons who purchased shares in the Company through the Company’s Distribution Reinvestment Plan (“DRP”) on or after March 30, 2009. The plaintiffs’ alleged, among other things, that the Defendants breached their fiduciary duties to the shareholders by causing the Company to sell shares through the DRP at inflated prices. The Court disagreed, noting in its memorandum opinion and order that the Company’s public disclosures fully described the manner in which the board estimated share value for the Company’s stock sold through the DRP. The Court entered judgment in favor of the Company and the board in the case.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: November 22, 2013	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Principal Financial Officer

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